                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         July 25, 2002


      EUPA International Corporation (formerly Access Network Corporation)
       (Exact name of Registrant as Specified in its Charter Post-merger)

            Nevada                              000-26539                             88-0409450
 (State or Other Jurisdiction                  (Commission                          (IRS Employer
 of Incorporation pre-merger)                  File Number)                 Identification No. pre-merger)

                   89 N. San Gabriel Blvd., Pasadena, CA 91107
                                  (New Address)

Registrant's telephone number, including area code         626-793-2688
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.


            Effective as of July 25, 2002, EUPA International Corporation (the "Company") dismissed Stonefield Josephson, Inc. ("Stonefield Josephson") as its independent accountant. Effective as of July 25, 2002, the Company engaged Lichter, Weil & Associates ("LWA") as its independent accountant. The decision to change accountants was approved by the Board of Directors of the Company.

            Neither Stonefield Josephson's report on the Company's financial statements for the year ended December 31, 2000, nor its report for the year ended December 31, 2001, contained an adverse opinion or a disclaimer of opinion, and no such report was qualified or modified as to uncertainty, audit scope or accounting principles.

            During the years ended December 31, 2000 and December 31, 2001 and the subsequent interim periods preceding the Company's dismissal of Stonefield Josephson, there were no disagreements with Stonefield Josephson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Stonefield Josephson, would have caused Stonefield Josephson to make reference to the subject matter of the disagreement in connection with its report.

            None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of the Company's year ended December 31, 2001 and the subsequent interim periods to the date hereof.

            Stonefield Josephson has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the foregoing statements, which letter is attached as an Exhibit hereto.

ITEM 7.  FINANCIAL STATEMENTS. PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


            (c)   Exhibits.

            Letter, dated August 12, 2002 from Stonefield Josephson to the Securities and Exchange Commission.


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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             EUPA INTERNATIONAL CORPORATION


Date:       February 10, 2003                By:  /s/ Ching-Lun YU
      ------------------------------              ------------------------------
                                                  Title: Chief Financial Officer


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